EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Financial Guaranty Insurance Company:

We consent to the use of our report dated February 15, 2002 on the financial statements of Financial Guaranty Insurance Company as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 included in the Form 8-K of CWABS, Inc. (the "Registrant") which is incorporated herein by reference in the registration statement (No. 333-97873) and to the reference to our firm under the heading "Experts" in the Prospectus Supplement of the Registrant.

                                                          /s/ KPMG LLP


New York, New York
September 27, 2002